Exhibit 16.1

February 7, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Vertiv Holdings Co pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission, as part of the Registration Statement on Form S-1 of Vertiv Holdings Co dated February 7, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

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